Exhibit 1

                             JOINT FILING AGREEMENT


     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, each of the undersigned acknowledges and agrees that the statement on this Amendment No. 1 to the Schedule 13D with which this joint filing agreement is filed as an exhibit thereto is filed on behalf of each of the undersigned and that any subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the completeness and accuracy of the information concerning such person contained in such statement on this Amendment No. 1 to the Schedule 13D, but shall not be responsible for the completeness and accuracy of the information concerning other persons, except to the extent that such person knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.



Dated: December 8, 2003                     CORPORATE MANAGEMENT
                                            SERVICES, INC.

                                            By:  /s/  Mark C. Andrews
                                               --------------------------------
                                            Title:    Mark C. Andrews, Director
                                                  -----------------------------


Dated: December 8, 2003                     By:  /s/  Joan Andrews
                                               --------------------------------
                                            Title:    Joan Andrews
                                                  -----------------------------